May 13, 2003

To: Alberta Securities Commission

British Columbia Securities Commission

The Manitoba Securities Commission

Office of the Administrator, New Brunswick

Securities Commission of Newfoundland

Securities Registry, Government of the Northwest Territories

Nova Scotia Securities Commission

Ontario Securities Commission

Registrar of Securities, Prince Edward Island

Commission des valeurs mobilières du Québec

Saskatchewan Securities Commission

Registrar of Securities, Government of the Yukon Territory

Nunavut Legal Registry

The Toronto Stock Exchange

Dear Sir or Madam:

CANADA LIFE FINANCIAL CORPORATION - Q1 REPORT MAILING TO SHAREHOLDERS

This will confirm that the First Quarter Report to Shareholders including the following English and French documents were sent by pre-paid mail on May 8, 2003 to the registered shareholders of Common Shares of the subject Corporation:

  Press Release dated May 1, 2003;

  Interim Financial Statements for the period ended March 31, 2003; and

  Interim Management Discussion and Analysis.

Sincerely,

("Signed Roy W. Linden")

Roy W. Linden

/mp